Exhibit 99.1

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

This document lists observations made by the FDA representative(s) during the inspection of your facility. They are inspectional observations, and do not represent a final Agency determination regarding your compliance. If you have an objection regarding an observation, or have implemented, or plan to implement, corrective action in response to an observation, you may discuss the objection or action with the FDA representative(s) during the inspection or submit this information to FDA at the address above. If you have any questions, please contact FDA at the phone number and address above.

The observations noted in this Form FDA-483 are not an exhaustive listing of objectionable conditions. Under the law, your firm is responsible for conducting internal self-audits to identify and correct any and all violations of the quality system requirements.

DURING AN INSPECTION OF YOUR FIRM WE OBSERVED:

Your firm has manufactured Class II (e.g., TenoGlide) and Class III (Integra artifical skin products [e.g., Dermal Regeneration Template], Absorbable Collagen products) medical devices under the following conditions.

Corrective and Preventive Actions (CAPA)

OBSERVATION 1

Procedures for corrective and preventive action have not been adequately established.

Specifically, your firm's CAPA procedure (QA-051) was not implemented in that interim reports were not filed and extensions were not requested prior to CAPA due dates.

For example -

a) CAPA 50079 was approved on 8/15/11 with a due date of 11/1/11. An interim report was filed and a first extension was requested. The first extension was granted and a new due date of 2/1/12 was given. The last corrective action, revising SOP QA-021, was not completed until March of 2012, approximately one month after the first extension due date. No other interim reports or extension requests were filed.

b) CAPA 63949 was opened on 3/13/12. The initial due date of one of the corrective actions, revising SOP 602, was 4/30/12. The procedure was not revised and approved until 6/26/12, 57 days after the due date. No interim report or extension request was filed.

c) CAPA 47440 was approved on 7/5/11 with a due date of 10/31/11. An interim report was filed and a first extension was requested. The extension was granted and a new due date of 3/30/12 was given. A second extension was reviewed by the

	EMPLOYEE(S) SIGNATURE	DATE ISSUED
SEE REVERSE OF THIS PAGE	Loretta Nemchik, Investigator *Loretta Nemchik* Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator *Meredith Sheridan*	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE INSPECTIONAL OBSERVATIONS PAGE 1 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

CAPA Board on 6/25/12, 86 days after the first extension due date.

d) CAPA 21653 was opened on 4/14/10 and a due date of 8/20/10 was set. Three interim reports were filed and extensions were granted for this CAPA. The due date for the CAPA closure after the third extension was set as 1/31/12. The fourth extension request was requested and approved on 7/9/12, 159 days after the third extension due date.

This is a repeat observation from the previous inspection.

Nonconforming Product

OBSERVATION 2

Products that do not conform to specifications are not adequately controlled.

For example -

a) Your firm failed to quarantine Lot#105000239711, which failed in-process testing for percent solids after the dispersion step in your production process. As a result, 2 pieces of the lot were able to be taken from inventory for use in a stability study being conducted at your facility for one of your customers.

b) Your firm failed to quarantine Lot#105000247787 when the lot failed finished product testing for visible defects (particulate presence) on 5/7/12. As a result 70 pieces of this lot were boxed into Lot#105B00247787 before your firm quarantined the product on 5/16/12.

Production and Process Controls (P&PC)

OBSERVATION 3

Procedures to control environmental conditions have not been established.

Your firm failed to provide Alert/Action Notification forms or documentation of laboratory out of specification (OOS) investigations conducted as a result of action/alert limit results in accordance to SOP G-523, Microbiological Monitoring of the Medical Products Manufacturing Clean Areas, Revision 32, SOP 601, Environmental Monitoring Plan for the Integra Manufacturing Area, Revision 23, and SOP MB-026, Microbiology Out of Specification Investigation Procedure, Revision 8.

Specifically-

	EMPLOYEE(S) SIGNATURE	DATE ISSUED
SEE REVERSE OF THIS PAGE	Loretta Nemchik, Investigator Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE INSPECTIONAL OBSERVATIONS PAGE 2 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES

FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER

10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054

(973) 331-4900 Fax: (973) 331-4969

Industry Information: www.fda.gov/oc/industry

DATE(S) OF INSPECTION

06/12/2012 - 07/30/2012*

FEI NUMBER

1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME

Integra LifeSciences Corporation

CITY, STATE, ZIP CODE, COUNTRY

Plainsboro, NJ 08536-3339

STREET ADDRESS

105 Morgan Ln

TYPE ESTABLISHMENT INSPECTED

Medical Device Manufacturer

a) The procedure SOP 601, Environmental Monitoring Plan for the Integra Manufacturing Area, states when results exceed alert/action limits the user should refer to SOP MB-026, Microbiology Out of Specification Investigation Procedure. According to this procedure when an alert limit is reached, it requires two additional tests be performed and an Alert/Action Notification form be completed. An action limit requires a laboratory investigation (OOS) to be completed and documented. In addition, this procedure states that if either of the additional resample tests exceed the alert or action limit, proceed as per action level excursion.

(i) An Alert/Action Notification and a laboratory investigation were not initiated for environmental contact sample for Site# 105-4, ISO class 7 clean room, when on 2/24/2012, 27 cfu/plate for TSA and 8 cfu/plate for SDA were reported. Additionally, on 02/24/2012, the environmental contact samples for Site #105-5 was reported as 6 cfu/plate for TSA and for Site #104-4 as 13 cfu/plate for TSA and no Alert/Action Notification or laboratory investigation were completed. The alert limit is >3 cfu/plate and the action limit is >5 cfu/plate for ISO class 7 clean rooms.

(ii) On 4/13/2012, OOS M2012-026 was initiated for environmental contact monitoring action limit excursion for Site# 104-4, floor, front of washer, ISO class 7 clean room, with a result of 18 cfu/plate for SDA exceeding the action limit of 10 cfu/plate. Alert/Action Notification forms, AA12-055, AA12-058, and AA12-062 all state further action required is documented on OOS M2012-026; however, this OOS does not pertain to two of the three notifications. Alert/Action Notification AA12-062 exceeded the action limit on 04/03/2012 for Site# C104-4, floor, front of washer, environmental contact monitoring SDA sample with a count of 18 cfu/plate and is related to OOS M2012-026.

An OOS Investigation Report Form was not created for AA12-055 when Site# C104-4, floor, front of washer, ISO class 7 clean room, contact SDA sample was resampled on 3/26/2012 due to an alert limit excursion on 03/20/2012. The SDA plate resampled exceeded the action limit of 10 cfu/plate with a result of 16 cfu/plate on 04/02/2012.

An OOS Investigation Report Form was not created for AA12-058, when a Site# C104-4, floor front of washer, contact TSA sample was resampled on 03/30/2012 due to an alert limit excursion on 03/28/2012. The resampled TSA plate collected exceeded the action limit of 10 cfu/plate with a result of 25 cfu/plate on 04/03/2012.

b) The procedure SOP G-523, Microbiological Monitoring of the Medical Products Manufacturing Clean Areas, states when results exceed alert/action limits the user should refer to SOP MB-026, Microbiology Out of Specification Investigation Procedure. According to this procedure in Section 5.1.1 “For all results exceeding the alert limit, fill out and follow the instructions in Attachment 14.”

(i) An Alert/Action Notification was not initiated for environmental contact sample at Site# 407-9, within the Dispersion Prep Room specifically on the table, with scale. Site# 407-9 was sampled on 05/04/2012 and on 05/07/2012 the TSA plate count was reported as 7 cfu/plate. The alert limit for Site# 407-9 is 6 cfu/plate.

SEE REVERSE OF THIS PAGE

EMPLOYEE(S) SIGNATURE

Loretta Nemchik, Investigator

Barbara J. Wilimczyk-Macri, Investigator

Meredith L. Sheridan, Investigator

DATE ISSUED

07/30/2012

FORM FDA 483 (09/08)

PREVIOUS EDITION OBSOLETE

INSPECTIONAL OBSERVATIONS

PAGE 3 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

OBSERVATION 4

Software used as part of the quality system has not been adequately validated for its intended use according to an established protocol.

For example -

a) The TrackWise software has not been adequately validated for its ability to identify MDRs that have blank or incomplete MDR decision trees 20, 25 and 27 days or more from the MDR awareness date and MDRs that have not been filed 20, 25 and 27 days or more from the MDR awareness date. TrackWise has been used for this function since approximately December 2011.

b) According to your firm's procedure, G-539 "Event and Nonconformance Investigation Processes" Rev.22, your firm assigns Event and Nonconformance identification numbers sequentially according to a log maintained by Quality Assurance. Currently, your firm uses an Excel spreadsheet to track and maintain the assignment of these identification numbers. Your firm was unable to provide any documentation that this spreadsheet is controlled and validated for its intended use.

Document Controls

OBSERVATION 5

Document control procedures have not been adequately established.

For example –

a) Microbiology laboratory notebooks are not adequately maintained and controlled. As per SOP MB-024, Microbiology Notebook, Revision 6, Effective 03/01/2011, the Microbiology Supervisor or Senior Microbiologist issue notebooks by obtaining the notebook number from the K Drive, printing the pertinent forms, binding the notebook, and then stamping page numbers. There is no oversight for the laboratory notebooks created or maintained by the microbiology laboratory to ensure the regeneration of forms and/or notebooks are prevented.

b) Your firm's review of SOP G-523, Microbiological Monitoring of the Medical Products Manufacturing Clean Areas, Revision 32, Effective 10/21/2011 was inadequate because there was a failure to identify a discrepancy between the sampling locations on form G-523B and the key for the map on Attachment 1 within the procedure. The following table identifies the difference for the site number and what is written on the attachment and form. Additionally, there is no assurance as to which document the microbiology personnel utilized for instruction during environmental sampling.

Site #	Form G-523B	Attachment 1 Key

	EMPLOYEE(S) SIGNATURE	DATE ISSUED
SEE REVERSE OF THIS PAGE	Loretta Nemchik, Investigator Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE INSPECTIONAL OBSERVATIONS PAGE 4 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

405-1	Floor, near room 407	Door handle to room 407
405-2	Door handle, room 407	Floor, near room 407
405-3	Supply rack	Wall, left side

Handling, Storage, Distribution, and Installation

OBSERVATION 6

Procedures for the control of storage areas and stock rooms have not been adequately established.

Specifically, according to your firm, SOP MM-003, "Material Handling, Preservation, Storage & Transfer" Rev. 23, is followed when a raw material, finished product or in-process material has been moved from one location in your facility to another. The procedure is not adequate in that it does not identify all of the locations in your facility where products and materials can be located, nor does it provide the translation of several abbreviations used by your firm for location names.

Medical Device Reporting (MDRs)

OBSERVATION 7

A supplemental report was not submitted to FDA within one month following receipt of information that was not provided when the initial report was submitted.

Specifically -

a) MDR 1121308-2012-00005 (TenoGlide, product outside of inner seal) was sent to FDA on 2/7/12. This initial MDR states that the device had not been returned for evaluation and that an investigation had been initiated based on the reported information. The documented investigation, completed on 2/27/12 and approved by Quality Assurance (QA) on 2/29/12, contains information about the physical examination of the returned product and the review of associated records which was not reported on the initial MDR. A supplemental report was sent to FDA on 4/23/12, 54 days after the investigation was approved by QA.

b) MDR 1121308-2012-00006 (BioMend, product stiff, hard to mold, poor wound healing, patient infection) was sent to FDA on 2/10/12. This intial MDR states that the device was not available for evaluation but that an investigation had been initiated based on the reported information. The documented investigation, completed on 3/23/12 and approved by QA on 3/23/12, contains information about the review of records related to the BioMend product family which was not reported on the initial MDR. A supplemental report was sent to FDA on 5/14/12, 52 days after the investigation was completed.

SEE REVERSE OF THIS PAGE	EMPLOYEE(S) SIGNATURE	DATE ISSUED
	Loretta Nemchik, Investigator Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE INSPECTIONAL OBSERVATIONS PAGE 5 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

c) MDR 1121308-2012-00009 (TenoGlide, product broken and discolored when opened in the Operating Room) was sent to FDA on 3/8/12. This initial MDR states that the device had not been returned for evaluation and that an investigation had been initiated based on the reported information. The documented investigation, completed on 4/17/12 and approved by Quality Assurance (QA) on 4/17/12, contains information about the physical examination of the returned product and the review of associated records which was not reported on the initial MDR. A supplemental report was sent to FDA on 5/22/12, 35 days after the investigation was approved by QA.

SEE REVERSE OF THIS PAGE	EMPLOYEE(S) SIGNATURE	DATE ISSUED
	Loretta Nemchik, Investigator *Loretta Nemchik* Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator *Meredith Sheridan*	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE **INSPECTIONAL OBSERVATIONS** PAGE 6 OF 7 PAGES

DEPARTMENT OF HEALTH AND HUMAN SERVICES
FOOD AND DRUG ADMINISTRATION

DISTRICT ADDRESS AND PHONE NUMBER	DATE(S) OF INSPECTION
10 Waterview Blvd., 3rd Floor Parsippany, NJ 07054 (973) 331-4900 Fax:(973) 331-4969 Industry Information: www.fda.gov/oc/industry	06/12/2012 - 07/30/2012* FEI NUMBER 1121308

NAME AND TITLE OF INDIVIDUAL TO WHOM REPORT ISSUED

TO: Barbara T. McAleer, Vice-President/General Manager Plant 105

FIRM NAME	STREET ADDRESS
Integra LifeSciences Corporation	105 Morgan Ln
CITY, STATE, ZIP CODE, COUNTRY	TYPE ESTABLISHMENT INSPECTED
Plainsboro, NJ 08536-3339	Medical Device Manufacturer

Observation Annotations

Observation 1:	Promised to correct.	Observation 2:	Promised to correct.
Observation 3:	Promised to correct.	Observation 4:	Promised to correct.
Observation 5:	Promised to correct.	Observation 6:	Promised to correct.
Observation 7:	Promised to correct.		

*** DATES OF INSPECTION:**
06/12/2012(Tue), 06/13/2012(Wed), 06/18/2012(Mon), 06/19/2012(Tue), 06/21/2012(Thu), 06/22/2012(Fri), 06/25/2012(Mon), 06/27/2012(Wed), 07/02/2012(Mon), 07/03/2012(Tue), 07/05/2012(Thu), 07/06/2012(Fri), 07/10/2012(Tue), 07/11/2012(Wed), 07/16/2012(Mon), 07/17/2012(Tue), 07/18/2012(Wed), 07/19/2012(Thu), 07/23/2012(Mon), 07/30/2012(Mon)

	EMPLOYEE(S) SIGNATURE	DATE ISSUED
SEE REVERSE OF THIS PAGE	Loretta Nemchik, Investigator Barbara J. Wilimczyk-Macri, Investigator Meredith L. Sheridan, Investigator	07/30/2012

FORM FDA 483 (09/08) PREVIOUS EDITION OBSOLETE INSPECTIONAL OBSERVATIONS PAGE 7 OF 7 PAGES